                                                                    EXHIBIT 12.1

                        EYE CARE CENTER OF AMERICA, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES





                                                               YEAR ENDED
                       -------------------------------------------------------------------------------
                                                                                           Pro Forma
                       December 31,  December 31,  December 30,  December 28,  January 3,  January 3,
                           1993         1994          1995          1996          1998       1998
                       -------------------------------------------------------------------------------
                                                                    (Dollars in thousands)

Net earning (loss)     ($2,111)     ($15,615)     ($9,119)      $ 1,418       $ 5,215    $(2,489)
Add: Income tax
 Provision               2,291            --           --           188           335          --
                       -----------------------------------------------------------------------------
                           180       (15,615)      (9,119)        1,606         5,550     (2,489)
                       -----------------------------------------------------------------------------
Fixed Charges
  Interest expense,
   net                   3,106         9,271        9,046        10,341        14,380     23,855
  Interest factor
   portion of rent
   expense               4,296         3,738        4,011         4,368         6,254      6,254
                        ----------------------------------------------------------------------------
      Total fixed
       charges           7,402        13,009       13,057        14,709        20,634     30,109
                       -----------------------------------------------------------------------------
Earnings (loss) before
  income taxes and
  fixed charges         $7,582      ($ 2,606)     $ 3,938       $16,315       $26,184    $27,620
                       -----------------------------------------------------------------------------

Ratio of earnings to
  fixed charges            1.0         (a)            0.3           1.1           1.3        0.9





                        Thirty-Nine    Thirty-Nine     Thirty-Nine
                          Weeks          Weeks            Weeks
                          Ended          Ended            Ended
                       -------------------------------------------
                         Pro Forma
                        October 3,    September 27,    October 3,
                           1998           1997           1998
                       -------------------------------------------
                                (Dollars in thousands)

Net earning (loss)      $  (549)       $ 4,467           $(28,625)
Add: Income tax
 Provision                   --            259               18
                       -------------------------------------------
                           (549)         4,726            (28,607)
                       -------------------------------------------

Fixed Charges
  Interest expense,
   net                   17,883         10,352             15,667
  Interest factor
   portion of rent
   expense                5,028          4,787              5,123
                       -------------------------------------------
      Total fixed
       charges           22,911         15,139             20,793
                        ------------------------------------------
Earnings (loss) before
  income taxes and
  fixed charges         $22,362        $19,865            $(7,814)
                        ------------------------------------------

Ratio of earnings to
  fixed charges             1.0            1.3               (b)

(a) Earnings were insufficient to cover fixed charges by $15,615, $9,119, $2,489, 28,607 and 549 for the fiscal years ended December 31, 1994, December 30,
1995 and pro forma January 3, 1998, the thirty-nine weeks ended October 3, 1998 and the pro forma thirty-nine weeks ended October 3, 1998, respectively.
